EXHIBIT 99.1

Comtech Elects Kenneth H. Traub as Executive Chairman

Bruce Crawford to Serve as Lead Independent Director

CHANDLER, Ariz. – November 27, 2024 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global technology leader, today announced that its Board of Directors (the “Board”) has unanimously elected Kenneth (Ken) H. Traub as the Executive Chairman of the Company. Mark Quinlan has stepped down from his role as Chairman of the Board and will continue serving on the Board. In addition to Mr. Traub's role in chairing the Board, he will be the senior executive leading the Company. John Ratigan, Comtech's President and CEO, will report directly to Mr. Traub and they will be working closely together. In addition, former U.S. Army Chief Information Officer, Lieutenant General (Retired) Bruce T. Crawford, has been elected to serve as Lead Independent Director.

“I am thrilled to lead the Comtech team as Executive Chairman during this important time for the Company,” said Mr. Traub. “I look forward to working closely with the Board, management team, employees throughout the Company as well as other stakeholders to help address lingering challenges and better position us to capitalize on significant value enhancement opportunities going forward.”

Mr. Traub continued, “On behalf of the Board, I thank Mark for his leadership and the contributions he has made to Comtech while serving as Chairman. We look forward to continuing to benefit from his expertise as a director and as a significant investor.”

“I am honored to have been selected as Lead Independent Director, and look forward to working with the Board and management team,” said Mr. Crawford. “The Comtech Board has acted decisively to strengthen the Company's leadership.”

“Ken joined the Comtech Board just one month ago and has already demonstrated the leadership skills and acumen that have been the hallmarks of his successful career,” said Mr. Quinlan. “Comtech is fortunate to have a leader of his caliber as we embark on the next chapter of the Company's development.”

Mr. Ratigan added, “I am thrilled to welcome Ken to Comtech leadership and look forward to working closely together. Ken and I have complementary skills and I look forward to collaborating with him to help Comtech achieve its full potential.”

About Kenneth Traub

Mr. Traub is a visionary and transformational corporate leader with a successful track record of building sustainable shareholder value. Mr. Traub has over 30 years of experience as a Chairman, CEO, director and active investor with a demonstrated record of accomplishment in driving strategic, financial, operational and governance improvements. Mr. Traub is adept at managing business challenges, executing turnarounds, optimizing capital allocation, driving operational improvements, implementing M&A and other strategic initiatives and capitalizing on strategic growth opportunities. Mr. Traub received a BA from Emory College in 1983 and an MBA from Harvard Business School in 1988.

About Comtech

Comtech Telecommunications Corp. is a leading global technology company providing satellite and space communications technologies, terrestrial and wireless network solutions, NG911 emergency services and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages its global presence, technology leadership and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com.

Forward-Looking Statements

Certain information in this press release contains forward-looking statements. Forward-looking statements include, among others, statements regarding our expectations for our operational initiatives, future performance and financial condition, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission ("SEC"). We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements. The risks described above are not the only risks that we face. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company has filed a proxy statement on Schedule 14A, an accompanying proxy card, and other documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for the Company’s Fiscal 2024 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “Governance” link in the “Investors” section of the Company’s website, https://comtech.com/investors/, or by contacting investors@comtech.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors, certain of its officers, and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s Fiscal 2024 Annual Meeting of Stockholders.

Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Stockholders, Directors and Executive Officers,” “Director Compensation,” and “Executive Compensation” of the Company’s Proxy Statement on Schedule 14A in connection with the Fiscal 2024 Annual Meeting of Stockholders, filed with the SEC on November 27, 2024. To the extent the security holdings of directors and executive officers change after the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which can be found at no charge at the SEC’s website at www.sec.gov. These documents will be available free of charge as described above.

Investor Relations Contact

Maria Ceriello

631-962-7102

investors@comtech.com

Media Contacts

Jamie Clegg

480-532-2523

jamie.clegg@comtech.com

Jed Repko / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449